SECOND QUARTER 2015 Financial Results August 4, 2015

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995; particularly statements regarding future financial and operating results of Time Inc. (the “Company”) and its business. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied in this presentation due to changes in economic, business, competitive, technological, strategic, regulatory and/or other factors. More detailed information about these factors may be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014. The Company is under no obligation, and expressly disclaims any such obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP financial measures such as operating income before depreciation and amortization (“OIBDA”), Adjusted OIBDA, Adjusted Diluted EPS and Free Cash Flow, as included in this presentation, are supplemental measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Definitions of these measures and reconciliations to the most directly-comparable GAAP measures are included at the end of this presentation deck. Our non-GAAP financial measures have limitations as analytical and comparative tools and you should consider OIBDA, Adjusted OIBDA, Adjusted Diluted EPS and Free Cash Flow in addition to, and not as a substitute for, the Company’s Operating Income (Loss), Net, Income (loss) from Continuing Operations, Diluted EPS and various cash flow measures (e.g., Cash Provided by (Used in) Operations), as well as other measures of financial performance and liquidity reported in accordance with GAAP. Note: Throughout the presentation, certain numbers will not sum to the total due to rounding. DISCLAIMER 2

 Adjusted OIBDA of $117 million versus $113 million last year  Excluding: (1) the impact of the dispositions of CNNMoney and Grupo Editorial Expansión or “GEX”, (2) the impact of the stronger US dollar relative to the British pound or “FX”, and (3) the impact of the wholesaler transition - Digital advertising revenues would have grown 28% versus 2Q14 - Print and other advertising revenues would have declined 9% versus 2Q14 - Circulation revenues would have declined 3% versus 2Q14 - Other Revenues would have declined 7% versus 2Q14 - Costs of Revenues and SG&A combined would have declined 3% versus 2Q14  We ended the quarter with cash and short-term investments of $398 million 2Q15 FINANCIAL HIGHLIGHTS 3

2Q15 TOTAL REVENUES  Total revenues down 6% - Dispositions of CNNMoney and GEX drove 3% pts decline - FX drove 1% pt decline - Wholesaler transition drove 2% pts increase $820 $773 2Q14 2Q15 HIGHLIGHTS 4 $MM

$387 $343 $74 $77 Digital Advertising Print and Other Advertising 2Q15 ADVERTISING REVENUES  Total advertising revenues down 9% - Dispositions of CNNMoney and GEX drove 4% pts decline - FX drove 1% pt decline  Print and other advertising down 11% - Disposition of GEX drove 2% pts decline  Digital advertising up 4% - Dispositions of CNNMoney and GEX drove 22% pts decline - FX drove 2% pts decline - June 2015 unique visitors up 32%1 versus 2014 $MM $461 $420 2Q14 2Q15 1 Source: comScore June 2015. June 2015 total U.S. unique visitors to our U.S. sites totaled 108.3 million. HIGHLIGHTS 5

$171 $166 $83 $82 $4 $6 $1 $2 Other Circulation Revenues Newsstand Revenues Subscription Revenues 2Q15 CIRCULATION REVENUES  Subscription revenues down 3% - Disposition of GEX and FX drove 1% pt decline  Newsstand revenues down 1% - FX drove 6% pts decline - Wholesaler transition drove 13% pts increase $MM $258 $254 2Q14 2Q15 HIGHLIGHTS 6

2Q15 OTHER REVENUES  Other revenues down 2% - FX drove 1% pt decline - Wholesaler transition drove 6% pts increase - Book business experienced continued weakness $MM $101 $99 2Q14 2Q15 HIGHLIGHTS 7

$384 $362 $328 $295 Costs of Revenues (COR) SG&A 2Q15 OPERATING EXPENSES  Costs of revenues down 10% - Dispositions of CNNMoney and GEX drove 2% pts decline - FX drove 2% pts decline  SG&A down 6% - Dispositions of CNNMoney and GEX drove 3% pts decline - FX drove 1% pt decline  Costs of revenues and SG&A combined down 8% - Dispositions of CNNMoney and GEX drove 3% pts decline - FX drove 1% pt decline - Included in SG&A are $5 million and $1 million of certain transactions-related expenses in 2014 and 2015, respectively, which are excluded from our adjusted OIBDA calculation. $657 $712 $MM 2Q14 2Q15 HIGHLIGHTS 8

1 2 2Q15 ADJUSTED OIBDA  Adjusted OIBDA of $117 million - Dispositions of CNNMoney and GEX drove 2% pts decline - FX drove 3% pts decline - Incremental real estate drove 10% pts decline - Wholesaler transition drove 23% pts increase $113 $117 2Q 4 2Q15 HIGHLIGHTS 9 $MM

2Q15 CASH UPDATE FREE CASH FLOW  2Q15 Free Cash Flow of $4 million - Includes $59 million of capital expenditures compared to $16 million in 2Q14  $32 million net cash used in acquisitions and dispositions  Dividend of $0.19 per share ($21) million paid on 6/15/15  As of 6/30/15, net leverage ratio of 1.93x - Target net leverage ratio 2.0x to 2.5x $64 $4 2Q14 2Q15 CHANGES IN CASH AND SHORT-TERM INVESTMENTS HIGHLIGHTS 10 $MM Beginning Balance 4/1/15 $458 Free Cash Flow 4 Acquisitions, net (32) Dividends paid (21) Equity-based comp rel t d (11) Term Loan principal payment (2) Effect of exchange rate changes 2 Ending Balance 6/30/15 $398

TIME INC. OUTLOOK FOR 2015 $MM 2014 ACTUAL FULL YEAR 2015 OUTLOOK RANGE Revenues – as reported (2.2%) (3%) to (6%) Revenues1 (5.3%) (1.5%) to (4.5%) Impact of 2014 wholesaler transition ($22) 70 bps Forecasted impact of stronger USD2 ------ (120 bps) Adjusted OIBDA3 $524 $440 to $490 Impact of 2014 wholesaler transition ($30) ------ One-time real estate expense ------ ($45) Investment spending, net ------ ($45) Capital expenditures $41 $210 to $220 Real estate related4 $9 $140 to $150 Core & growth $32 $70 1 2014 Actual Revenues exclude the impact of the AMG acquisition and the CNNMoney and GEX dispositions. Full year 2015 Outlook excludes the impact of the dispositions. 2 Assumes USD to GBP exchange rate of 1.52 for the remainder of the year; 3 We define Adjusted OIBDA as OIBDA adjusted for impairments of Goodwill; intangibles; fixed assets and investment; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. 4 Our Fiscal 2015 Outlook includes capital expenditures of $185 million to $195 million and $45 million of tenant improvement allowances. 11

Q&A 12

Appendix 13

Schedule I TIME INC. RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA (Unaudited; in millions) ______________ (1) OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets. (2) Other costs related to acquisitions and dispositions during the periods presented are included within Selling, general and administrative expenses within the Statements of Operations. (3) Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. Three Months Ended June 30, Six Months Ended June 30, 2015 2014 2015 2014 Operating income (loss) $ 61 $ (21) $ 66 $ (141) Depreciation 23 28 47 52 Amortization of intangible assets 20 20 39 39 OIBDA(1) 104 27 152 (50) Asset impairments — — — 26 Goodwill impairment — 26 — 26 Restructuring and severance costs 12 55 14 170 Other costs(2) 1 5 2 5 Adjusted OIBDA(3) $ 117 $ 113 $ 168 $ 177

Schedule II

TIME INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(Unaudited; in millions)

	Three Months Ended June 30, 2015			Three Months Ended June 30, 2014		
	Gross Impact	Tax Impact	Net Impact	Gross Impact	Tax Impact	Net Impact
Net income (loss)	$ 39	$ (15)	$ 24	$ (33)	$ 1	$ (32)
Asset impairments	—	—	—	—	—	—
Goodwill impairment	—	—	—	26	3	29
Restructuring and severance costs	12	(5)	7	55	(22)	33
Other costs	1	—	1	5	(2)	3
(Gain) loss on non-operating assets[1]	(2)	—	(2)	—	—	—
Adjusted Net Income (Loss)[2]	$ 50	$ (20)	$ 30	$ 53	$ (20)	$ 33

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014		
	Gross Impact	Tax Impact	Net Impact	Gross Impact	Tax Impact	Net Impact
Net income (loss)	$ 22	$ (7)	$ 15	$ (149)	$ 43	$ (106)
Asset impairments	—	—	—	26	(10)	16
Goodwill impairment	—	—	—	26	3	29
Restructuring and severance costs	14	(6)	8	170	(63)	107
Other costs	2	—	2	5	(2)	3
(Gain) loss on non-operating assets[1]	(2)	—	(2)	—	—	—
Adjusted Net Income (Loss)[2]	$ 36	$ (13)	$ 23	$ 78	$ (29)	$ 49

(1) Gain on non-operating assets during the three and six months ended June 30, 2015 related to assets acquired in connection with the purchase of the remaining 50% interest in a U.K. joint venture and are reflected within Other expense (income), net on the Statements of Operations.

(2) Adjusted Net Income (Loss) is defined as Net income (loss) adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating and/or non-operating assets; pension plan settlements and/or curtailments; Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items.

Time Inc.

Schedule III TIME INC. RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS (Unaudited; all per share amounts are net of tax) ______________ (1) Adjusted Diluted EPS is defined as Diluted EPS adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating and/or non-operating assets; pension plan settlements and/or curtailments; Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items. Three Months Ended June 30, Six Months Ended June 30, 2015 2014 2015 2014 Diluted EPS $ 0.22 $ (0.30) $ 0.13 $ (0.98) Asset impairments — — — 0.15 Goodwill impairment — 0.27 — 0.27 Restructuring and severance costs 0.06 0.30 0.07 0.98 Other costs 0.01 0.03 0.02 0.03 (Gain) loss on non-operating assets (0.02) — (0.02) — Adjusted Diluted EPS(1) $ 0.27 $ 0.30 $ 0.20 $ 0.45

Schedule IV TIME INC. RECONCILIATION OF CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW (Unaudited; in millions) ______________ (1) Free Cash Flow is defined as Cash provided by (used in) operations, less Capital expenditures. Three Months Ended June 30, Six Months Ended June 30, 2015 2014 2015 2014 Cash provided by operations $ 63 $ 80 $ 43 $ 80 Less: Capital expenditures (59) (16) (63) (23) Free Cash Flow(1) $ 4 $ 64 $ (20) $ 57

Schedule V TIME INC. RECONCILIATION OF OPERATING INCOME TO ADJUSTED OIBDA - 2015 OUTLOOK (Unaudited; in millions) _____________ (1) OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets. (2) Our 2015 Outlook primarily relates to a noncash charge in 2015 related to exit costs in connection with our corporate headquarters relocation. (3) Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. 2015 Outlook 2014 Actual Low High Operating income (loss) $ 180 $ 85 $ 100 Depreciation 101 100 110 Amortization of intangible assets 78 75 80 OIBDA(1) $ 359 $ 260 $ 290 Asset impairments, Goodwill impairment, Restructuring and severance costs, gains/losses on operating assets, pension plan settlements and/or curtailments and Other costs related to mergers, acquisitions and dispositions(2) 165 180 200 Adjusted OIBDA(3) $ 524 $ 440 $ 490